CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 25, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of The Henlopen Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP



Milwaukee, Wisconsin
October 24, 2003